                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.    )

    Filed by the registrant / /
    Filed by a party other than the registrant /X/
    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Louisiana-Pacific Corporation
- -------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                            Merrill Corporation
- ------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
/ /  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

        ------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:


        ------------------------------------------------------------------------
     (3) Filing party:


        ------------------------------------------------------------------------
     (4) Date filed:


        ------------------------------------------------------------------------

[LOGO]      LOUISIANA-PACIFIC CORPORATION         Proxy Statement and
            111 S.W. Fifth Avenue                 Notice to Stockholders of
            Portland, Oregon 97204                ANNUAL MEETING
            (503) 221-0800                        MAY 1, 1995

                                                                  March 21, 1995

Dear Stockholder:

    On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Louisiana-Pacific Corporation. The meeting will be held on Monday, May 1, 1995, at 10:30 a.m. at John Ascuaga's Nugget, 1100 Nugget Avenue, Sparks, Nevada. Your Board of Directors looks forward to greeting personally those stockholders able to be present.

    At this year's meeting, in addition to the election of two directors and approval of the appointment of auditors, you will be asked to vote upon an amendment to the 1994 Employee Stock Purchase Plan. Your Board of Directors unanimously recommends a vote FOR each of these proposals. Action will also be taken on any other matters that are properly presented at the meeting, including a stockholder's proposal, which the Board of Directors opposes for the reasons stated in the proxy statement.

    Regardless of the number of shares you own, it is important that they be represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy at your earliest convenience.

    On behalf of the Board of Directors, thank you for your interest and support.

Sincerely,

[SIGNATURE]

Harry A. Merlo
CHAIRMAN AND PRESIDENT

                                     [MAP]

    On written request, Louisiana-Pacific will provide, without charge, a copy of the Corporation's Form 10-K Report for 1994 filed with the Securities and Exchange Commission (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto) to any record holder or beneficial owner of the Corporation's common stock on March 14, 1995, the record date for the 1995 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The reports will be available for mailing in April 1995. Requests should be sent to: Pamela A. Selis, Director of Corporate Communications, Louisiana-Pacific Corporation, 111 S.W. Fifth Avenue, Portland, Oregon 97204.

                         LOUISIANA-PACIFIC CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 1, 1995

    The annual meeting of stockholders of Louisiana-Pacific Corporation ("L-P") will be held at John Ascuaga's Nugget, 1100 Nugget Avenue, Sparks, Nevada, on Monday, May 1, 1995, at 10:30 a.m., local time, to consider and vote upon the following matters:

    1.  Election of two Class I directors.

    2. Approval of an amendment to L-P's 1994 Employee Stock Purchase Plan increasing the number of shares available under the plan from 700,000 to 1,400,000.

    3. Approval of the appointment of Arthur Andersen LLP, independent public accountants, to examine L-P's financial statements for 1995.

    4. A stockholder's proposal, NOT recommended by management, relating to the classification of the board of directors, if properly presented at the meeting.

    Only stockholders of record at the close of business on March 14, 1995, are entitled to notice of and to vote at the meeting.

                                    ANTON C. KIRCHHOF, SECRETARY

Portland, Oregon
March 21, 1995

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR STOCK MAY BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                PROXY STATEMENT

    Louisiana-Pacific Corporation, a Delaware corporation ("L-P"), is soliciting proxies on behalf of its board of directors to be voted at the 1995 annual meeting of stockholders (including any adjournment of the meeting). This proxy statement and the accompanying proxy card are first being sent to stockholders on approximately March 21, 1995.

                                VOTING PROCEDURE

    A proxy card is enclosed for your use. To vote by proxy, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States.

    You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the board of directors -- FOR items 1 through 3 listed on the notice of annual meeting and AGAINST the stockholder proposal.

    If you return a proxy card, you may revoke it (i) by filing either a written notice of revocation or a properly signed proxy bearing a later date with the Secretary of L-P at any time before the meeting, or (ii) by voting in person at the annual meeting.

    If you participate in the Automatic Dividend Reinvestment Plan offered by First Chicago Trust Company of New York, all the shares held for your account in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account under the plan will not be voted.

    Only stockholders of record at the close of business on March 14, 1995, are entitled to receive notice of the annual meeting and to vote at the meeting. At the record date, there were 109, 459, 809 shares of common stock, $1 par value ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common

Stock   represented  at  the  meeting   will  constitute  a  quorum.  Additional
information concerning holders of outstanding Common Stock may be found under the heading "Holders of Common Stock" below.

    The board of directors has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to L-P except (i) in the case of communications intended for management, (ii) in the event of certain contested matters, or (iii) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES

    The two nominees for the board positions to be voted on at the meeting are now members of the board of directors. The term of office for the positions to be voted on will expire at the annual meeting of stockholders in 1998. The nominees are:

RONALD L. PAUL                                    NOMINEE FOR TERM EXPIRING 1998

    Ronald L. Paul, age 51, was elected by the board of directors as of January 30, 1994, to fill a vacancy. Effective January 1, 1994, he became Vice President, Operations, of L-P. He continues as General Manager of L-P's Southern Division, a position he has held since 1982.

CHARLES E. YEAGER                                 NOMINEE FOR TERM EXPIRING 1998

    Charles E. Yeager, age 72, is a retired Brigadier General, United States Air Force. Gen. Yeager has been a director of L-P since 1984.

    YOUR SHARES REPRESENTED BY A PROPERLY COMPLETED AND RETURNED PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES UNLESS AUTHORITY TO VOTE IS WITHHELD. If either of the nominees becomes unavailable to serve (which is not anticipated), your proxy will be voted for a substitute nominee designated by the board of directors.

    The two nominees receiving the highest total number of votes will be elected. Shares not voted for the election of directors, whether because authority to vote is withheld, because the record holder failed to return a proxy, because the broker holding the shares did not vote on such issue or otherwise, will not count in determining the total number of votes for each nominee.

CONTINUING DIRECTORS

    The other current members of the board of directors, whose terms of office will continue beyond the 1995 annual meeting of stockholders, are:

PIERRE S. DU PONT IV                                   CURRENT TERM EXPIRES 1996

    Pierre S. du Pont IV, age 60, has been a director since August 1991. He is a partner in the Wilmington, Delaware, law firm of Richards, Layton & Finger. He is a former governor of Delaware and a former member of the United States House of Representatives. Gov. du Pont is also a director of Northwestern Mutual Life Insurance Co. and Whitman Corporation.

JAMES EISSES                                           CURRENT TERM EXPIRES 1996

    James Eisses, age 58, became a director in February 1991. He was appointed Vice President, Operations, in June 1991 and was appointed Executive Vice President effective January 1, 1994. He also continues as General Manager of L-P's Northern Division, a position he has held since 1985.

BONNIE GUITON HILL                                     CURRENT TERM EXPIRES 1997

    Bonnie Guiton Hill, age 53, has been a director of L-P since 1993. Ms. Hill has been Dean of the McIntire School of Commerce at the University of Virginia since July 1992. From February 1991 to July 1992, she was Secretary of the California State and Consumer Services Agency. From September 1990 to February 1991, Ms. Hill was President of Earth Conservation Corp., a nonprofit organization. From April 1989 to September 1990, she was Director of the United States Office of Consumer Affairs and Special Advisor to the President for Consumer Affairs. Prior to that time, she served as Assistant Secretary for Vocational and Adult Education
in the United States Department of Education. Ms. Hill is also a director of Niagara Mohawk Power Corporation, Hershey Foods Corporation, AK Steel Corporation, and Crestar Financial Corporation.

DONALD R. KAYSER                                       CURRENT TERM EXPIRES 1996

    Donald R. Kayser, age 64, retired from his position as Executive Vice President and Chief Financial Officer of Morrison Knudsen Corporation in 1990. He was Senior Vice President and Chief Financial Officer of Allied Signal Inc., until July 1988. Mr. Kayser was an executive officer of L-P until 1982 and has been a director of L-P since 1972. Mr. Kayser is also a director of Guy F. Atkinson Company of California.

HARRY A. MERLO                                         CURRENT TERM EXPIRES 1997

    Harry A. Merlo, age 70, is Chairman and President of L-P. He has served on its board of directors since 1972. Mr. Merlo is also a director of Lattice Semiconductor Corp.

FRANCINE I. NEFF                                       CURRENT TERM EXPIRES 1997

    Francine I. Neff, age 69, has served as a director of L-P since 1984. She is vice president of Nets, Inc., a private investment corporation. Mrs. Neff is also a director of Hershey Foods Corporation, E-Systems, Inc., and D.R. Horton, Inc. She was formerly Treasurer of the United States and National Director of the U.S. Savings Bonds Division.

BOARD AND COMMITTEE MEETINGS

    During 1994, the board of directors held four regular quarterly meetings. Each director attended at least 75 percent of the total number of the meetings of the board and the meetings held by all committees of the board on which he or she served during 1994.

AUDIT COMMITTEE

    The board of directors has an audit committee consisting of Mr. Kayser, chairman, Gov. du Pont, Ms. Hill, Mrs. Neff, and Gen. Yeager. During 1994, the audit committee held two meetings, one of which was a telephone conference meeting.

The audit committee reviews and reports to the board with respect to various auditing and accounting matters, including the selection of independent public accountants for L-P, the scope of audit procedures, the services to be performed by and the fees to be paid to L-P's independent public accountants, the performance of such accountants and of L-P's internal auditors, and the accounting practices of L-P.

COMPENSATION COMMITTEE -- INTERLOCKS AND INSIDER PARTICIPATION

    The board of directors has a compensation committee consisting of the five outside directors: Mrs. Neff, chairman, Gov. du Pont, Ms. Hill, Mr. Kayser, and Gen. Yeager. Mr. Kayser was an executive officer of L-P until 1982.

    The compensation committee held four meetings during 1994, one of which was a telephone conference meeting. The compensation committee's functions are to make awards under and to administer L-P's Key Employee Restricted Stock Plan, to administer L-P's 1984 and 1991 Employee Stock Option Plans with respect to the participation of employees who are officers or directors of L-P, including the granting of stock options to those employees, and to consider and make recommendations to the board regarding all other forms of compensation for L-P's executive officers, including salaries and bonuses.

    During 1994, L-P paid $29,000 to the law firm of Richards, Layton & Finger (in which Gov. du Pont is a partner) as an advance of legal expenses incurred by the individual directors of L-P, who were named as defendants in a derivative lawsuit filed by a stockholder of L-P alleging that costs incurred by L-P in connection with the settlement of an EPA enforcement action were the result of mismanagement by the individual defendants. Although the defendants denied the allegations of the stockholder derivative action, L-P agreed to settle the action in order to avoid further expense and the inconvenience and distraction of protracted litigation. In the settlement, L-P agreed to establish an environmental affairs committee, to distribute a policy on employee duties with respect to environmental compliance, to retain an outside consultant to whom L-P employees may report environmental problems, and to publish a report of an independent environmental firm. In addition, L-P agreed to pay plaintiffs' attorneys fees of $90,000 awarded by the court.

    Information concerning executive compensation is set forth below under the caption "Executive Compensation."

ENVIRONMENTAL AFFAIRS COMMITTEE

    In January 1994, the board of directors created an environmental affairs committee, consisting of Ms. Hill, chairman, Gov. du Pont, Mr. Kayser, Mrs. Neff, and Gen. Yeager. The environmental affairs committee, which met twice during 1994, is responsible for reviewing the effectiveness of L-P's environmental compliance program.

NOMINATING COMMITTEE; NOMINATIONS FOR DIRECTOR

    The nominating committee of the board of directors has as members Gen. Yeager, chairman, Gov. du Pont, Ms. Hill, Mr. Kayser, Mr. Merlo, and Mrs. Neff. During 1994, the nominating committee held one meeting. The nominating committee is authorized to establish procedures for selecting and evaluating potential nominees for director and to recommend to the board of directors criteria for membership on the board of directors, policies on the size and composition of the board, candidates for director, and the composition of board committees. The nominating committee meets early each year to consider and recommend nominees for election at the annual meeting of stockholders and at such other times as necessary or desirable to enable the committee to perform its duties. It will consider stockholders' recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to L-P to the attention of the chairman of the nominating committee.

    L-P's bylaws provide that nominations for election to the board of directors may be made by the board or by any stockholder entitled to vote for the election of directors. Notice of a stockholder's intent to make such a nomination must be given in writing, by personal delivery or certified mail, postage prepaid, to the Chairman of the corporation and must include the name and address of the stockholder and each proposed nominee, a representation that the stockholder is a record holder of Common Stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of any arrangements or understandings pursuant to which the nominations are to be made, the consent of each proposed nominee to serve as a director if elected, and such other information regarding each nominee as would be required to be included in L-P's proxy statement had the person been nominated by the board of directors. With respect to an election to be held at an annual meeting of stockholders, such notice must be given at least 60 days in advance of the meeting or, if the meeting is held on a date other than the first Friday in May, within 10 days after the first public disclosure of the meeting date.

      ITEM 2 -- APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

    On January 30, 1994, the board of directors adopted, and on May 3, 1994, the stockholders approved, the Louisiana-Pacific Corporation 1994 Employee Stock Purchase Plan (the "Purchase Plan"), covering a maximum of 700,000 shares of Common Stock. The Purchase Plan allows all employees of L-P and certain of its subsidiaries the opportunity to subscribe to purchase shares of Common Stock on an installment basis through payroll deductions. Approximately 12,500 employees are eligible to participate in the Purchase Plan. L-P has offered similar plans to its employees for many years.

    The Purchase Plan provides for two separate offering and purchase periods. The first offering period (the period during which employees may subscribe to purchase shares) commenced on September 1, 1994, and ended on September 30, 1994. The first purchase period (the period during which payroll deductions are made to pay for the shares subscribed for during the first offering period) will end September 30, 1996. The second offering period will commence on September 1, 1995, and will end on September 30, 1995. The second purchase period will end September 30, 1997.

PROPOSED AMENDMENT TO PURCHASE PLAN

    At the time the Purchase Plan was presented for stockholder approval, management anticipated that the 700,000 shares of Common Stock covered by the Plan would be divided equally between the first offering period and the second offering period. Accordingly, 350,000 shares were offered during the first offering period.

However, as a result of a very high level of employee interest, L-P received subscriptions from its employees to purchase more than 700,000 shares during the first offering period.

    The board of directors believes that the Purchase Plan is a very desirable benefit plan because it offers an incentive to all employees, hourly and salaried, to make an investment in L-P through payroll deductions. The board therefore decided to accommodate the high level of employee interest in the Purchase Plan by adopting two amendments to the Purchase Plan.

    The first amendment to the Purchase Plan permitted L-P to make the entire 700,000 shares authorized under the Purchase Plan available to employees who submitted subscriptions during the first offering period. This amendment did not require stockholder approval because it did not increase the total number of shares authorized under the Purchase Plan or affect the offering price per share.

    The second amendment to the Purchase Plan, which is subject to stockholder approval, increases the total number of shares available under the Purchase Plan from 700,000 to 1,400,000, thereby permitting at least 700,000 shares to be made available during the second offering period, which is to commence September 1, 1995. At the annual meeting, stockholders will be asked to approve the amendment increasing the total number of shares available under the Purchase Plan to 1,400,000. If the amendment is approved by stockholders, then the number of shares to be available during the second offering and purchase periods will be 700,000 (plus any additional shares that become available in the event the termination or reduction of subscriptions from the first offering period results in fewer than 700,000 shares being subscribed for under the first offering period). If the amendment is not approved by stockholders, then the total number of shares available under the Purchase Plan will be limited to 700,000 and there will be no shares available during the second offering period (unless the number of subscriptions submitted during the first offering period which are subsequently terminated or reduced are sufficient to leave some portion of the 700,000 shares authorized under the Purchase Plan to be available during the second offering period).

TERMS OF THE PURCHASE PLAN

    The subscription price per share for  each purchase period is the lesser  of
(i) 85 percent of the mean between the high and low sale prices for shares of Common Stock reported on the New York Stock Exchange -- Composite Transactions on the day before the offering period commences and (ii) the mean between the high and low sale prices so reported on the date the purchase period ends, or on any earlier date of purchase provided for in the Purchase Plan. The mean between the high and low sale prices for Common Stock reported on the New York Stock Exchange -- Composite Transactions on August 31, 1994, was $35.31 per share and on March 14, 1995, was $27.56 per share.

    The number of shares that may be subscribed in each offering period is limited in relation to the monthly compensation of each employee, up to a maximum equal to the number of shares which can be purchased with $21,240. The number of shares subscribed and the purchase price per share is subject to adjustment in the event of future stock dividends, stock splits, or certain other capital adjustments.

    An employee may terminate a subscription at any time before the full purchase price for the subscribed shares has been paid and be refunded the full amount withheld, plus interest at the rate of 6 1/4 percent per annum. An employee may also reduce the number of subscribed shares and (i) receive a refund of the amount withheld which is in excess of the amount which would have been withheld if his subscription had been for the reduced number of shares, plus interest on the refund at the rate of 6 1/4 percent per annum or (ii) have the excess applied to reduce the amount of future installments of the purchase price.

    An employee whose employment is terminated for any reason other than retirement, disability, or death (or the personal representative of an employee who dies after such termination) may, at his election, be refunded the full amount withheld, plus interest, at the rate of 6 1/4 percent per annum, or receive the whole number of shares which could be purchased at the purchase price with such amount, together with a cash refund of any balance. An employee who retires or is permanently disabled (or the personal representative of an employee who dies while employed, retired, or disabled) at any time before the full purchase price of the subscribed shares has been paid has the rights described above and, in addition, may prepay the entire unpaid balance for the subscribed shares and receive such shares. Any such election must be made within three months following any termination of employment and prior to the end of the respective purchase period.

U.S. FEDERAL INCOME TAX ASPECTS

    For purposes of U.S. federal income taxation, an employee who is continuously employed by L-P or a subsidiary during the period beginning on the offering date and ending three months before the date on which the amount of his payments is no longer subject to withdrawal, and who makes no disposition of the shares within one year after the date of transfer of the shares to him or within two years after the offering date, will not receive any taxable income upon his subscription or when he completes payment for or receives delivery of the shares. Under these circumstances, there will be no tax effect to L-P (it will not be entitled to any deduction from income by reason of the employee's subscription or purchase). Any gain which may be recognized by the employee on the ultimate disposition of the shares will be treated as ordinary income in an amount equal to the lesser of (i) the amount of the gain or (ii) the difference between the maximum purchase price and the market price of Common Stock on the day preceding commencement of the offering. Gain in excess of such amount or any loss on disposition will be treated as capital gain or loss.

    An earlier disposition of the shares will result in any excess of the fair market value of the shares at the time of purchase over the purchase price being treated as compensation taxable to the employee at ordinary income tax rates in the year in which the disposition occurs, in which event L-P will be entitled to a corresponding deduction from income.

STOCKHOLDER APPROVAL

    In order to meet federal income tax requirements, the amendment to the Purchase Plan must be approved by stockholders within 12 months after the date of its adoption by the Board of Directors. Approval of the amendment to the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on such approval at a meeting of stockholders. Shares of Common Stock for which a proxy is returned but which are not voted for approval of the amendment to the Purchase Plan (by voting against the amendment to the Purchase Plan, by abstaining, or because a broker or other nominee holding the shares did not vote on such issue) will all have the effect of voting against the amendment to the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PURCHASE PLAN.

                      ITEM 3 -- APPROVAL OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The board of directors has appointed Arthur Andersen LLP, independent public accountants, to examine the financial statements of L-P for 1995. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the stockholders, the board has decided to ask the stockholders to approve the appointment. If the stockholders do not approve such appointment, the board will reconsider the appointment.

    L-P expects representatives of Arthur Andersen LLP to be present at the annual meeting and to be available to respond to appropriate questions from stockholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

    Approval of the appointment of the accountants will require the affirmative vote of a majority of the total votes cast on this issue at the meeting. Shares that are not represented at the meeting, shares that abstain from voting on this issue, and shares not voted on this issue by brokers or nominees will not be counted as voted for purposes of computing a majority.

                   ITEM 4 -- STOCKHOLDER PROPOSAL CONCERNING
                     DECLASSIFICATION OF BOARD OF DIRECTORS

    The following proposal, NOT recommended by management, has been submitted for inclusion in the proxy statement and action at the annual meeting by the

Amalgamated Bank of New York, LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, which is the beneficial owner of 9,000 shares of L-P common stock:

    "RESOLVED: The stockholders of Louisiana-Pacific Corporation ("Company" or "Louisiana-Pacific") request that the Board of Directors take the necessary steps in accordance with Delaware state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

SUPPORTING STATEMENT SUBMITTED BY STOCKHOLDER

    "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of our Company and its stockholders.

    "The Board of Directors of Louisiana-Pacific is divided into three classes serving staggered three-year terms. We believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits the Board's accountability to stockholders.

    "The elimination of Louisiana-Pacific's classified Board would require each director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. We believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of stockholders.

    "We believe that concerns expressed by companies with classified boards that the annual election of all directors would leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In our view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

                   "WE URGE YOU TO VOTE FOR THIS RESOLUTION!"

RECOMMENDATION OF BOARD OF DIRECTORS ON STOCKHOLDER PROPOSAL

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

    The board of directors welcomes stockholder input on corporate governance measures, and is willing to consider revisions to L-P's election and voting procedures where there is substantial support from stockholders, but there does not appear to be sufficient support or foundation for this stockholder proposal to merit its adoption. This proposal presupposes a degree of stockholder dissatisfaction with current voting procedures that does not appear to be supported by any evidence. The proposal also ignores the benefits to stockholders which may be provided by the current voting procedures.

    The proponent suggests that the proposal would "allow stockholders an opportunity to register their views on the performance of the board collectively and each director individually." The current voting procedures also allow stockholders to register their views with respect to some of the directors each year; the only difference is the term of office for which directors are elected. In fact, no nominee has received less than 95 percent of the votes cast on the election of directors in the last five years. Since the vast majority of stockholders have consistently voiced their support of the nominees, there is little reason to suggest that stockholders should be asked to vote more frequently on the election of each director.

    A classified board of directors in effect assures that approximately two-thirds of the directors serving at any time will have at least one year's experience as a director of L-P, although unusual occurrences such as retirements, resignations, deaths, or removals could result in a smaller percentage of experienced directors. The board of directors believes that this feature of a classified board promotes continuity and stability of management.

    The board of directors believes that a classified board of directors promotes stability on the board of directors, but does not impede the normal evolution of the composition of the board of directors. The board believes that the flexibility of the current voting system is demonstrated by the fact that six of the current eight-member board of directors joined the board since January 1, 1984 and four of those (representing half the board) first became directors in the last four years.

    FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

                                 OTHER BUSINESS

    At the time this proxy statement was printed, management knew of no matters other than the items of business listed in the Notice of Annual Meeting of Stockholders which might be presented for stockholder action at the meeting. If any matters other than such listed items properly come before the meeting, the proxies named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment.

                            HOLDERS OF COMMON STOCK

    The following table summarizes the beneficial ownership of Common Stock of the directors and executive officers of L-P and of each person or group known to L-P to own beneficially more than 5 percent of the outstanding shares of Common
Stock:

                                                          COMMON STOCK
                                                       BENEFICIALLY OWNED      APPROXIMATE
                                                         AS OF MARCH 14,       PERCENT OF
NAME                                                         1995(1)              CLASS
- ----------------------------------------------------  ---------------------  ---------------
Pierre S. du Pont IV................................          11,000(4)                --%
James Eisses........................................         139,802(3,4)             0.1
Bonnie Guiton Hill..................................          18,000(4)                --
Donald R. Kayser....................................          53,704(4)                --
J. Keith Matheney...................................          16,530(3,4)              --
Harry A. Merlo......................................       2,013,736(2,3,4,5)          1.8%
Francine I. Neff....................................          10,334(4)                --
Ronald L. Paul......................................          49,945(3,4)              --
Robert M. Simpson...................................          23,053(3,4)              --
Charles E. Yeager...................................           1,400                   --
All directors and executive officers
 as a group (13 persons)............................       2,418,588(3,4)             2.2%
Louisiana-Pacific Hourly Employee
 Stock Ownership Trust..............................       4,736,011(2)               4.3%
Louisiana-Pacific Salaried Employee
 Stock Ownership Trust..............................       2,819,847(2)               2.6%

- ------------------------
(1) Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2) As one of the trustees of the L-P Hourly and Salaried Employee Stock Owner-ship Trusts (111 S.W. Fifth Avenue, Portland, Oregon 97204), Mr. Merlo shares voting power with respect to, and thus is considered to beneficially own, 7,555,858 shares (6.9%) of the outstanding Common Stock held in such trusts, including 2,538 shares beneficially owned by officers of L-P. These represent shares held by the trusts as to which the trustees together have sole voting power--generally, shares which have not been allocated to individual employee accounts.

(3) Includes shares held by the L-P Salaried Employee Stock Ownership Trust and beneficially owned by the following officers: Mr. Eisses, 8,961 shares; Mr.
     Matheney, 4,846 shares; Mr. Merlo, 33,362 shares; Mr. Paul, 13,396  shares;
     Mr. Simpson, 3,143 shares; and all executive officers as a group, 78,117 shares. See note 2 above.

(4)  Includes shares reserved for issuance under immediately exercisable options and options which will  become exercisable within 60  days after March  14,
     1995,  as follows: Gov.  du Pont, 9,500 shares;  Mr. Eisses, 60,000 shares;
     Ms. Hill, 18,000  shares; Mr.  Kayser, 18,000 shares;  Mr. Matheney,  7,200 shares;  Mr.  Merlo, 660,000  shares; Mrs.  Neff,  9,000 shares;  Mr. Paul,
     18,000 shares; Mr. Simpson, 12,000 shares; and all executive officers as  a group, 786,900 shares.

(5) Includes 233,100 shares held by the Harry A. Merlo Foundation, Inc., of which Mr. Merlo is a director.

                             EXECUTIVE COMPENSATION

    The following material summarizes L-P's executive compensation in the format required by applicable regulations of the Securities and Exchange Commission. In accordance with those regulations, the material under the captions "Compensation Committee Report" and "Performance Graph" is not to be deemed "soliciting material" or to be "filed."

COMPENSATION COMMITTEE REPORT

    To the stockholders of Louisiana-Pacific Corporation:

    The Compensation Committee of the board of directors administers L-P's restricted stock plan and, with respect to employees who are officers or directors, L-P's stock option plans and, in addition, has overall responsibility for compensation decisions affecting the three most senior executive officers -- in 1994, these were Messrs. Merlo, Eisses, and Paul. Decisions on salary and bonuses for divisional general managers are the responsibility of the three top executive officers.

    Each year the Compensation Committee of the board of directors conducts a review of L-P's executive compensation program. This annual review includes analyzing data comparing the competitiveness of L-P's executive compensation with comparable corporations, based on corporate performance, stock price appreciation over time, and total return to stockholders over time. The comparable corporations include six companies in the Standard and Poor's Paper and Forest Products Index (excluding those which are primarily paper companies) plus one other forest products company similar in size to L-P.

    There is no fixed policy governing the relationship of L-P's compensation practices to the other comparable corporations. In 1994, salary and bonuses of each of L-P's executive officers were below the median salary and bonuses of comparable executives of the other corporations. During 1994, as discussed further below, base salaries were significantly increased but remained below the median salary and bonuses of comparable executives of the other corporations.

    The key elements of L-P's compensation program for the chief executive officer and other executive officers consist of base salary, stock options, restricted stock subject to performance criteria ("performance awards") and the salaried employee stock ownership trust ("ESOT") including deferred compensation in lieu of ESOT contributions. L-P has no golden parachute or change-of-control arrangements and no employment contracts for executive officers. There is no pension plan since executive officers participate in the salaried ESOT plan with other salaried employees. Also, the Compensation Committee's policy is not to award any cash bonuses in any year in which an executive will be receiving shares issued under performance awards based upon satisfaction of performance criteria. In years when no performance award shares are issued, the committee may, on a case-by-case basis, elect to award one or more cash bonuses. The principal criteria for such cash bonuses would be levels of corporate performance which, while not meeting the targeted levels, nonetheless compare favorably with other corporations in L-P's industry.

    A principal aim of L-P's compensation policy is to connect the interests of its executives with corporate performance and increases in stockholder value over time. Two vehicles to meet these objectives are (i) stock options, the value of which is tied to the price performance of L-P Common Stock, and (ii) restricted stock performance awards, under which the ultimate issuance of stock to the executives is contingent upon attainment of specified annual return on equity goals. For the chief executive officer and other executive officers, these stock-based forms of compensation are awarded in amounts which, if L-P is successful, will result in these forms of compensation being the dominant element of compensation. In addition, the use of an ESOT in lieu of a defined benefit pension plan ties the retirement income of executives closely to the long-term performance of L-P Common Stock. The committee may from time to time examine other compensation alternatives which would relate compensation to corporate performance.

    Restricted stock performance awards are generally awarded in four-year cycles under the Key Employee Restricted Stock Plan. No shares are issued at the date of an award; instead, up to one-fourth of the total number of shares awarded to a participant may be issued in each of the first four years after the award, subject to attainment of performance goals and subject to possible acceleration as provided in the plan. The number of shares issued in each year is based on L-P's return on equity (as defined by its Compensation Committee) for the preceding fiscal year ("ROE"). If ROE meets or exceeds the target level, the full installment of shares for that year (i.e., one-fourth of the total) is issued. If ROE is at least 83 percent of the target level, 60 percent of that year's installment of shares is issued. If ROE is at least 67 percent of the target level (referred to in the table as the threshold level), then 30 percent of that year's installment of shares is issued. If ROE is less than 67 percent of the target level, no shares will be issued. Any shares not issued in a particular year because of failure to achieve required levels of ROE are forfeited. No cash dividends are paid on restricted stock performance awards until shares are issued.

    The Committee believes that corporate performance includes, in addition to stock market and financial performance, such factors as the quality of L-P's products and services; providing innovative, environmentally-friendly, and affordable building products to homebuilders; monitoring and improving L-P's environmental performance; and maintaining equitable opportunity for L-P's employees. The Compensation Committee, therefore, also takes these factors into account in making compensation decisions. Although return on equity and return to stockholders are generally given significant attention, there is no particular ranking or weighting given to the various elements of corporate performance. The Committee also bases compensation decisions on individual performance as well as corporate results.

    Compensation decisions affecting divisional general managers generally consider the same types of performance factors as are considered for the three top executive officers. However, compensation decisions concerning the three top executive officers generally focus on L-P's overall corporate performance while decisions concerning general managers usually focus on the performance of their particular divisions. Therefore, the timing and amount of bonuses and salary increases for divisional general managers may vary from those of the three top executive officers.

    Grants of stock options have generally been made on a five-year cycle and performance awards of restricted stocks are generally made on a four-year cycle (i.e., in each case after the previous grant or award has vested or expired). However, there may be individual variations because of promotions or other factors. Grants of stock options take into account, among other factors, the number of options previously granted to the executive. During 1994, options were granted to non-executive employees of L-P based on a three-year cycle with a five-year term; in the future, the Committee may consider similar grants for executive officers.

    The Compensation Committee further realizes that corporations need to be competitive in compensation in order to attract and retain qualified executives. To the extent consistent with its goal of maintaining a fair and competitive compensation package, the compensation committee attempts to structure L-P's executive compensation to be deductible for income tax purposes by complying with applicable tax requirements, including limits on deductibility of certain types of compensation.

    The Committee believes that it has aligned the interests of stockholders and management through the linking of executive compensation directly to corporate performance through the plans mentioned above.

    Major compensation decisions made during 1994 include the following:

    1. During 1994, the Committee approved an increase in Mr. Merlo's base salary from $650,000 per year to $950,000 per year. Salaries of other executive officers were also increased from 7 percent to 50 percent. Mr. Merlo's salary had not been increased since 1989 and salaries of the other executive officers had been increased during that time only in modest amounts (other than in connection with promotions). As noted above, base salary and bonuses for L-P executives had been significantly below the median salary and bonuses of comparable executives in other companies in the industry and remained below the median after the increases. However, L-P operates with fewer executive officers than most other companies in the industry. The decision to increase salary levels for the chief executive officer and others was based upon the fact that salaries had not been increased for several years, the disparity between L-P's executive compensation and that of other comparable companies (particularly in view of the smaller number of executives at L-P), and L-P's excellent financial performance over the last few years.

    2. The vesting of previously granted restricted stock performance awards based upon the previously established performance criteria which L-P significantly exceeded in 1994.

    The factors affecting increases and decreases of the chief executive officer's compensation are the same as those described above for executive officers generally. Differences in relative levels of compensation for the chief executive officer reflect the committee's judgment of his greater responsibility for L-P's performance. For information concerning the residence leased to Mr. Merlo, see "Management Transactions" below.

Respectfully submitted,

Pierre S. du Pont IV
Bonnie Guiton Hill
Donald R. Kayser
Francine I. Neff, Chairman
Charles E. Yeager

PERFORMANCE GRAPH

    The following graph is required to be included in this proxy statement under applicable rules of the Securities and Exchange Commission. The graph compares the total cumulative return to investors, including dividends paid (assuming reinvestment of dividends) and appreciation or depreciation in stock price, from an investment in L-P Common Stock for the five year period ending December 31, 1994, to the total cumulative return to investors from the Standard & Poor's 500 Stock Index and the Standard & Poor's Paper and Forest Products Index for the same period assuming an investment of $100 in each stock or index at the beginning of the period. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

                     [CUMULATIVE RETURN TO INVESTORS GRAPH]

YEAR END                                              1989         1990         1991         1992         1993         1994
- -------------------------------------------------------------------------------------------------------------------------------
Louisiana Pacific Corp                              $     100           65          109          224          313          210
S&P 500                                                   100           97          126          136          150          152
S&P Paper & Forest Prod                                   100           90          115          131          144          150

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                   -------------------------------------
                                          ANNUAL COMPENSATION              AWARDS             PAYOUTS
                                      ---------------------------  ----------------------  -------------
                                                           OTHER               SECURITIES    LONG TERM       ALL
            NAME AND                                      ANNUAL   RESTRICTED    UNDER-      INCENTIVE      OTHER
           PRINCIPAL                                      COMPEN-    STOCK       LYING         PLAN        COMPEN-
            POSITION            YEAR   SALARY    BONUS    SATION(1)   AWARDS   OPTIONS(2)   PAYOUTS(3)    SATION(4)
  ----------------------------  ----  --------  --------  -------  ----------  ----------  -------------  ----------
  Harry A. Merlo..............  1994  $825,000     --     $85,696     --           --      $  4,256,250   $ 169,842
  Chairman and                  1993  $650,000     --     $94,669     --           --      $ 11,306,250   $ 152,342
  President (CEO)               1992  $650,000     --     $79,073     --           --           --        $ 152,342

  James Eisses................  1994  $389,583     --                 --           --      $  1,064,063   $  63,686
  Executive Vice President      1993  $375,000     --                 --           --      $  2,826,563   $  62,228
                                1992  $375,000     --                 --           --           --        $  62,228

  J. Keith Matheney...........  1994  $118,336    57,382              --           --      $    240,750   $  12,056
  General Manager               1993  $105,000    48,796              --           --           --        $  10,500
  WeatherSeal Division          1992  $105,000    47,005              --           --           --        $  10,500

  Ronald L. Paul..............  1994  $258,333     --                 --           --      $    851,250   $  27,321
  Vice President,               1993  $200,000     --                 --           --      $  2,261,250   $  21,483
  Operations                    1992  $187,500     --                 --           --           --        $  18,750

  Robert M. Simpson...........  1994  $150,000     --                 --           --      $    425,625   $  15,000
  General Manager               1993  $150,000     --                 --           --      $  1,089,375   $  16,111
  Western Division              1992  $ 97,500     --                 --           60,000       --        $   9,750

                                              (SEE FOOTNOTES ON FOLLOWING PAGE.)

- ------------------------
(1) The amounts shown as Other Annual Compensation represent the estimated incremental cost to L-P of personal benefits provided to those executive officers for whom the aggregate cost exceeds the lesser of $50,000 or 10 percent of their annual salary and bonus. The amount shown for Mr. Merlo in 1994 includes $74,700 as the estimated portion of operating costs attributable to Mr. Merlo's personal use of the furnished residence rented to him as described under "Management Transactions." Other Annual Compensation does not include any amounts attributable to purchases of Common Stock pursuant to L-P's employee stock purchase plans, as all employees are eligible to participate in those plans.
(2)  Number of shares subject to options granted.
(3) Amounts shown represent the value (at date of issuance) of shares issued under previously granted restricted stock awards based upon L-P's attain-ment of performance goals in the years shown. At December 31, 1994, the number of restricted stock performance awards, and the value thereof at such date assuming all shares were vested, held by the executives subject to the future satisfaction of performance criteria was as follows: Mr. Merlo, 150,000 shares, $4,087,500; Mr. Eisses, 37,500 shares, $1,021,875;
     Mr.  Matheney, 9,000 shares,  $245,250; Mr. Paul,  30,000 shares, $817,500;
     and Mr. Simpson, 15,000 shares, $408,750.
(4) Amounts shown include the annual contribution to funded and unfunded de-fined contribution plans (i.e., employee stock ownership trust ("ESOT") contribution plus deferred compensation for amounts in excess of the maximum permitted ESOT contribution) equal to 10 percent of salary and bonus. The excess over 10 percent of salary and bonus represents premiums for life insurance in excess of group life insurance provided to salaried employees generally. In 1994, the respective amounts of ESOT contributions, unfunded deferred compensation, and insurance premiums for the named executives were: Mr. Merlo, $15,000, $67,500, and $87,342; Mr. Eisses, $15,000, $23,958, and $24,728; Mr. Matheney, $11,833, $-0-, and $223; Mr.
     Paul,  $15,000, $10,833,  and $1,488; and  Mr. Simpson,  $15,000, $-0-, and
     $-0-.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                         SHARES                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                        ACQUIRED                UNDERLYING UNEXERCISED            IN-THE-MONEY
                                           ON                      OPTIONS/SARS AT                OPTIONS/SARS
                                        EXERCISE                  DECEMBER 31, 1994           AT DECEMBER 31, 1994
                                         DURING     VALUE     --------------------------  ----------------------------
NAME                                      1994     REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- --------------------------------------  --------  ----------  -----------  -------------  -------------  -------------
Harry A. Merlo........................        0   $        0    660,000       360,000     $ 17,985,000   $  9,810,000
James Eisses..........................        0   $        0     60,000       120,000     $  1,635,000   $  3,270,000
J. Keith Matheney.....................        0   $        0      3,600         7,200     $     98,100   $    196,200
Ronald L. Paul........................   18,000   $  362,610          0        36,000     $    --        $    981,000
Robert M. Simpson.....................   12,000   $  157,260          0        36,000     $    --        $    981,000

MANAGEMENT TRANSACTIONS

    L-P owns and leases to Mr. Merlo a furnished residence in Portland, Oregon, which is used for numerous corporate and business functions. The lease is renewable by Mr. Merlo on a year-to-year basis. During most of 1994, the rent was $3,000 per month, based upon an independent appraisal of the reasonable rental value performed in 1992. The monthly rent was increased to $3,270 in December 1994, based upon an independent appraisal of fair rental value in November 1994. L-P pays substantially all the costs of maintaining, improving, operating, and insuring the property and pays real property taxes; during 1994, the noncapitalized cost to L-P aggregated $299,000, including depreciation. Mr. Merlo has an option to purchase the property for L-P's book value, which was approximately $934,000 at December 31, 1994.

    During 1994, L-P purchased merchantable timber from Mr. Merlo for approximately $68,000. The price was based on the volume and type of timber harvested at unit prices not in excess of the prices L-P was then paying for similar timber in transactions with unrelated parties.

    During 1994, L-P placed orders to purchase shares of L-P Common Stock as treasury stock and for other securities transactions with Kidder Peabody & Co.

Incorporated through its account officer, Franklin V. Merlo, the brother of Harry A. Merlo. Total commissions on the transactions were approximately $87,000, which were based on the same rates as L-P pays to other unrelated brokerage firms.

    See "Item 1 -- Election of Directors; Compensation Committee -- Interlocks and Insider Participation" for a description of an additional transaction.

DIRECTORS' COMPENSATION

    Each director of L-P who is not an employee of L-P receives for all services as a director fees at the rate of $20,000 per year, plus $1,750 for each board meeting attended, $1,000 for each committee meeting attended ($1,250 for committee chairpersons) and, for participation in each telephone conference meeting, $750 for a board meeting and $500 for a committee meeting.

    The board of directors has adopted an unfunded deferred compensation plan for directors which permits outside directors to elect to defer either all compensation to be received from L-P as a director or only the annual fees. Such deferred compensation earns interest at a rate equal to the 90-day rate paid on certain high-grade commercial paper, adjusted quarterly. Payment of deferred amounts shall be made, at the director's option, in a lump sum or in substantially equal quarterly installments over a 5-year or 10-year period beginning the first quarter after he or she ceases to be a director.

    L-P's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic granting every five years of options to purchase shares of L-P Common Stock to members of the board of directors who are not employees of L-P or any of its subsidiaries. Each option under the Director Plan entitles the holder to purchase 45,000 shares of Common Stock at a price equal to 85 percent of the Fair Market Value (as defined) of a share of L-P Common Stock on the date of grant. Each option becomes exercisable as to 20 percent of the shares covered by the option (i.e., 9,000 shares) on each of the first through fifth anniversaries of the date of grant. Options will become immediately exercisable upon the death of the optionee or upon the occurrence of a "change in control" (as defined) of L-P. Each option expires ten years after the date of grant, subject to earlier termination if the optionee ceases to be a member of the board of directors.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered for inclusion in the proxy statement and proxy for the 1996 annual meeting of stockholders of L-P must be received by L-P no later than December 2, 1995.

    L-P's bylaws permit business in addition to that included in its proxy materials to be presented at an annual meeting of stockholders by a stockholder of record, provided that such stockholder gives written notice thereof to the Chairman in the manner and within the time periods described under "Item
1--Election of Directors; Nominating Committee" above with respect to nominations for director. Such notice must include, as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business and the reason for presenting it, the name and address of the stockholder as they appear on L-P's stock ledger, a representation that the stockholder is a record holder and intends to appear at the meeting in person or by proxy to propose such business, and any material interest of the stockholder in such business. The meeting chairman shall, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, whereupon such business shall not be transacted.

                                    GENERAL

    Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange by L-P's officers, directors, and certain other "reporting persons." Based solely upon a review of copies of Section 16 reports filed by L-P's reporting persons and written representations by such persons, to L-P's knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC's rules governing proxy statement disclosures.

    The cost of soliciting proxies will be borne by L-P. In addition to the solicitation of proxies by the use of the mails, some of the officers and regular employees of L-P, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, telegraph, or cable.

    L-P will request brokers, dealers, banks, voting trustees, and their nominees, who hold Common Stock of record, to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material. L-P has retained D.F. King & Co., Inc., to assist in such solicitation for an estimated fee of $15,000 plus reimbursement for certain expenses.

PROXY
                         LOUISIANA-PACIFIC CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        FOR ANNUAL MEETING MAY 1, 1995

The undersigned hereby constitutes and appoints James Eisses, Donald R. Kayser, and Harry A. Merlo and each of them, his true and lawful agents and proxies, each with full power of substitution, to represent and vote the common stock of Louisiana-Pacific Corporation ("L-P"), which the undersigned may be entitled to vote at the annual meeting of stockholders to be held May 1, 1995, or at any adjournment thereof.




Nominees for Election of Directors:

Ronald L. Paul, Charles E. Yeager




YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
APPROPRIATE BOXES ON THE REVERSE SIDE. YOU NEED NOT MARK ANY
BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF
DIRECTORS' RECOMMENDATIONS. BY SIGNING ON THE REVERSE, YOU
ACKNOWLEDGE RECEIPT OF THE 1995 NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND ACCOMPANYING PROXY STATEMENT AND REVOKE ALL
PROXIES HERETOFORE GIVEN BY YOU TO VOTE AT SAID MEETING OR          SEE REVERSE
ANY ADJOURNMENT THEREOF.                                                SIDE
- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE












                         LOUISIANA-PACIFIC CORPORATION



                        ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 1995
                                  10:30 A.M.
                             JOHN ASCUAGA'S NUGGET
                              1100 NUGGET AVENUE
                                SPARKS, NEVADA

    PLEASE MARK YOUR                                                       9319
/X/ VOTES AS IN THIS
    EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors, FOR proposals 2 and 3, and AGAINST proposal 4. If any other matters properly come before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
           DIRECTORS, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

                              FOR       WITHHELD
1. Election of                / /         / /
   Directors
   (see reverse)
FOR all nominees except as marked to the contrary below:


_______________________________________________________


                              FOR    AGAINST    ABSTAIN
2. Approval of Amendment      / /      / /        / /
   of 1994 Employee
   Stock Purchase Plan.


                              FOR    AGAINST    ABSTAIN
3. Approval of independent    / /      / /        / /
   accountants.


                              FOR    AGAINST    ABSTAIN
4. Stockholder proposal,      / /      / /        / /
   NOT recommended by
   management, relating to
   classification of the
   board of directors.








SIGNATURE(S)_______________________________________________  DATE____________
NOTE: Please sign exactly as your name appears hereon. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.
- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                            Appendix to EDGAR Filing
                        of Definitive Proxy Materials of
                          Louisiana-Pacific Corporation

                             Omitted Graphic Material


1.  Map

    Description -- A simplified map showing the location of the registrant's annual meeting in relation to the Reno/Cannon International Airport and the intersection of U.S. Highway 395 and Interstate Highway 80 in the vicinity of Reno, Nevada.

2.  Performance Graph

    Description -- The performance graph required by the Commission's proxy rules is described in the text and table appearing in the electronic filing adjacent to the designated location for the performance graph.